EXHIBIT 4.1

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 3 to Amended and Restated Credit Agreement (this “Amendment”), dated as of December 30, 2020 (the “Effective Date”), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referenced below) party hereto, the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
INTRODUCTION
Reference is made to the Amended and Restated Credit Agreement dated as of June 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.
The Borrower has requested, and the undersigned Lenders (which Lenders constitute the Required Lenders) and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the undersigned Lenders, and the Administrative Agent hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.Amendments to Credit Agreement.
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b)The following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(c)Section 5.25 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
5.25.    Affected Financial Institutions. Neither the Borrower nor any Guarantor is an Affected Financial Institution.
(d)Section 6.13 of the Credit Agreement is hereby amended by restating clause (e) in its entirety to read as follows:
(e)    Helix Offshore Ltd., in its capacity as the owner of the Well Enhancer (or any other Subsidiary of the Borrower that owns such vessel), shall, as soon as reasonably possible after the Amendment No. 2 Effective Date and in any event on or before February 15, 2021, (i) become a party to the Guaranty, (ii) grant the Administrative Agent for the benefit of the Secured Parties a security interest in all of the right, title, and interest in Helix Offshore Ltd.’s property (other than Excluded Property), including the Well Enhancer, (iii) take all actions reasonably required by the Administrative Agent to insure the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such property, including the Well Enhancer, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(e)Section 10.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
10.18    Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent, the L/C Issuer, and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent, the L/C Issuer, and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it; provided, without limiting the foregoing, (a) to the extent the Administrative Agent, the L/C Issuer or any Issuer has agreed to accept such Electronic Signature, the Administrative Agent, the L/C Issuer and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent, the L/C Issuer, or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(f)Section 10.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 3.Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not violate the terms of any of such Person’s Organization Documents; (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms, subject to Debtor Relief Laws and similar Laws affecting creditors’ rights generally or providing relief for debtors and subject to principles of equity; (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Collateral Documents are valid and subsisting and secure the Obligations.
Section 4.Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.
Section 5.Conditions to Effectiveness of this Agreement. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein as of the Effective Date, upon satisfaction of the following conditions:
(a)    the Administrative Agent (or its counsel) shall have received:
(i)    counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby; and
(ii)    certificates of good standing or similar certificates or instruments as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is validly existing and in good standing.
(b)    the Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender who shall have provided its consent to this Amendment by 12:00 p.m. (Eastern Time) on December 17, 2020, an amendment fee in an amount equal to 0.05% of such Lender’s Commitment, (ii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), and (iii) all other costs, expenses, and fees which are payable pursuant to Section 10.04 of the Credit Agreement.
Section 6.Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 7.Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.
Section 8.Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by facsimile or other electronic imaging means (e.g. “pdf” or “tif”).
Section 9.ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[signature page follows]

EXECUTED as of the first date above written.

HELIX ENERGY SOLUTIONS GROUP
INC., a Minnesota corporation

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Executive Vice President & Chief Operating Officer

HELIX ROBOTICS SOLUTIONS, INC.
(F/K/A CANYON OFFSHORE, INC.), a
Texas corporation
HELIX ROBOTICS SOLUTIONS
INTERNATIONAL CORP. (F/K/A
CANYON OFFSHORE
INTERNATIONAL CORP.), a Texas
corporation
HELIX OFFSHORE INTERNATIONAL,
INC., a Texas corporation
HELIX PROPERTY CORP., a Texas
corporation
HELIX SUBSEA CONSTRUCTION, INC., a
Delaware corporation
HELIX WELL OPS INC., a Texas corporation
KOMMANDOR LLC, a Delaware limited
liability company
DEEPWATER ABANDONMENT
ALTERNATIVES, INC., a Texas
corporation

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX ROBOTICS SOLUTIONS
LIMITED (F/K/A CANYON OFFSHORE
LIMITED), a Scottish company

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Director
Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

HELIX WELL OPS (U.K.) LIMITED, a
company incorporated in Scotland

By:	/s/ Kenneth E. Neikirk
Name:	Ken Neikirk
Title:	Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Tyler Ellis
Name:	Tyler Ellis
Title:	Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Shannon Cunningham
Name:	Shannon Cunningham
Title:	Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Managing Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. DBA
AMEGY BANK, as a Lender

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	Senior Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

HSBC BANK USA, N.A., as a Lender

By:	/s/ Shaun R. Kleinman
Name:	Shaun R. Kleinman
Title:	Senior Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

BBVA USA (F/K/A COMPASS BANK), as a
Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

FROST BANK, as a Lender

By:	/s/ John Whitehurst
Name:	John Whitehurst
Title:	Assistant Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A., as a
Lender

By:	/s/ Mark Specht
Name:	Mark Specht
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement